DATE: 19/4/ 2018

SCOTTISH PACIFIC (BFS) PTY LIMITED
ACN 101 657 041

AND

SOLAR JUICE PTY LTD (ACN 139 534 026)

INVOICE DISCOUNTING AGREEMENT

GILLIS DELANEY LAWYERS

Level 40, 161 Castlereagh Street,

SYDNEY NSW 2000

Tel: (02) 9394 1144

Fax: (02) 9394 1100

Ref: GPC:RXH:180312

INVOICE DISCOUNTING AGREEMENT

AGREEMENT made at 19 on April 2018.

BETWEEN The party named in **Item A** of the Particulars ("**Client**");

AND **SCOTTISH PACIFIC (BFS) PTY LIMITED ACN 101 657 041** of Level 5, 20 Bond Street, Sydney, NSW 2000 ("**ScotPac**").

THE PARTIES agree:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement the words set out below have the following meanings:

Acceptance means the acceptance by ScotPac of the Client's offer under **clause 2.3**;

Accession has the meaning given to it in the PPSA;

Agreement means this Agreement;

Approved Portion means a proportion of the total outstanding Assigned Debts classified by ScotPac as approved Debts under this Agreement;

Assigned Debt or Assigned Debts means a Debt or Debts Assigned to ScotPac by the Client under this Agreement;

Assignment Notice means a notice in the form set out in **Item M** of the Particulars as amended from time to time at the discretion of ScotPac;

Assignment means transfer of Title of a Debt and Assign and Assigned will be construed accordingly;

Authorised Officer means any director or secretary of ScotPac or any person employed by ScotPac whose title includes the word "Manager" or any person authorised by ScotPac to sign documents or give notices, communications or certificates;

Availability Account means the account kept in accordance with **clause 9.2**;

Available Funds means the Approved Portion multiplied by the Debts and again multiplied by the Purchase Price Percentage and then deducting from that amount the Exposure;

Bank Bill Rate means on any day, the bid rate (rounded to four decimal places) at approximately 10:15 am (Sydney time) displayed on that day on the Reuters Screen BBSY Page (or any page which replaces that page) for a bill of exchange having a tenor of one month. If, for any reason, the Bank Bill Rate cannot be determined in accordance with the previous sentence, the Bank Bill Rate will be the rate determined by taking the rates quoted by no less than 5 prime banks at about 10:15 am (Sydney time) on that day, as the bid rate for one month, eliminating the highest and lowest rates and then calculating the average of the remaining rates (if necessary) rounding the resultant figure to four decimal places. If the Bank Bill Rate cannot be determined in accordance with the foregoing procedures, then the Bank Bill Rate will be the rate determined by ScotPac in good faith to be the approximate equivalent rate having regard to the comparable indices then available.

Business Day means any day other than a Saturday, Sunday or public holiday in New South Wales;

Claim means any right that the Customer has or asserts to a deduction whether by discount, credit, set off, or other allowance from the Invoice Value for a Debt;

Client means the party specified in **Item A** of the Particulars in its own capacity and in any capacity as trustee ofany trust and the Client is liable to ScotPac in each and every capacity;

Collateral Securities means and includes the agreements set out in **Item N** of the Particulars Schedule and includes the Security Deed, all agreements which may in the future be made and which are expressed to be a Collateral Security under this Agreement, and all agreements expressed to be or defined as "Collateral Securities" or "Collateral Agreements" in any Collateral Security;

Collection ADI Account means any ADI Account nominated or approved by ScotPac and controlled by ScotPac in the manner contemplated by section 341(3) of the PPSA into which the amounts paid in discharge of the Debts are to be deposited;

Commencement Date means the date set out in **Item B** of the Particulars;

Compensatory Administration Charge means the amount set out in **Item P** of the Particulars;

Concentration Limit Percentage means the percentage as set out in **Item F** of the Particulars;

Contract of Sale means a contract entered into by the Client for the sale of goods and/or provision of services to any person by the Client and includes such a contract made after the Commencement Date;

Corporations Act means the *Corporations Act 2001 (Cth)*;

Current Account means the account kept in accordance with **clause 9.1**;

Customer means any person which incurs or may incur any obligation under a Contract of Sale;

Debt means an existing or future obligation of a Customer to make payment to the Client under a Contract of Sale, and includes:

(a) all GST and other Taxes payable by the Customer in respect of the goods and/or services the subject of the Contract of Sale;

(b) all rights of the Client under or in respect to the Contract of Sale including without limitation under retention of title, any guarantee, any security interest, insurance or any other Lien which the Client is or may be entitled to;

(c) the Client's accounts within the meaning of that term as defined in the PPSA,

(d) all rights, title and interest of the Client in any of the following:

(i) cash, cheque or Negotiable Instrument received in satisfaction of any obligation to pay any Debt;

(ii) the Collection ADI Account;

(iii) any Chattel Paper relating to a Debt; and

(iv) Proceeds,

and includes both Debts which arise after the Commencement Date and Encumbered Debts;

Debt Schedule means a Schedule of Debts as specified in **clause 2.2** in the form required by ScotPac from time to time and the **First Debt Schedule** means the first Debt Schedule or Schedules provided under **clause 2.2(a)**;

Disapproved Portion means a proportion of the total outstanding Assigned Debts classified by ScotPac as Disapproved under this Agreement;

Disapproved Debt means an Assigned Debt classified as Disapproved under this Agreement and/or includes all Excluded Debts whether formally Disapproved by ScotPac or not;

Disbursements means and includes:

(a) costs (inclusive of wages, allowances, payments, and associated staff costs, photocopying, facsimile, telephone and similar expenses) for the management, processing and administration by ScotPac of this Agreement and matters arising from this Agreement in accordance with ScotPac's Disbursement Fee Schedule current from time to time a copy of which ScotPac will provide to the Client upon request; and

(b) all other charges, costs, expenses and other sums incurred by or which ScotPac is or may become liable to pay in connection with or arising out this Agreement;

Discount Charge for a month means the sum for that month of each day's Exposure during the month multiplied by the Discount Charge Percentage;

Discount Charge Percentage means the Reference Rate plus the Margin Percentage;

Drawdown means payment to the Client by ScotPac under this Agreement;

Encumbered Debt means a Debt:

(a) which is subject to a Perfected Purchase Money Security Interest in favour of a third party other than ScotPac; and

(b) which is subject to section 62 of the PPSA; and

(c) where the earlier of the time of Perfection or Registration of the Purchase Money Security Interest referred to in sub-clause (a) is not later than the Registration Time of ScotPac's Security Interest in the same Debt.

Excluded Debt means an existing or future obligation of a Customer to make payment to the Client under a Contract of Sale where:

(a) the Customer is required to pay cash on delivery;

(b) the Customer is a Related Corporation of the Client;

(c) the obligation comprises a progress claim; or

(d) the Contract for Sale contains a sale or return/exchange or consignment provision;

Exposure means, for any day:

(a) all amounts paid by ScotPac under this Agreement, on or prior to that day; plus

(b) all Fees and Disbursements payable by the Client on or prior to that day; plus

(c) any amounts that ScotPac reasonably estimates it is committed to pay or repay as a consequence of entering into this Agreement which estimate ScotPac will promptly adjust once it has determined the actual amount; plus

(d) any other sums which the Client is liable to pay to ScotPac under this Agreement or any Collateral Security;

less:

(e) any amounts paid for or on behalf of a Customer to ScotPac; and

(f) any amounts paid for or on behalf of the Client to ScotPac.

Fees for any period means the sum of the Discount Charge, the Refactoring Fee, the Service Fee and the Take On Fee for that period;

Financial Obligation means any financial obligation of the Client to any person under any mortgage, bill of exchange, agreement for financial accommodation, debt note, or other security, guarantee or negotiable instrument;

Financing Statement has the meaning given to it in the PPSA;

Funding Limit means the amount set out in **Item O** of the Particulars;

GST means GST within the meaning of the GST Act;

GST Act means *A New Tax System (Goods and Services Tax) Act 1999 (Cth)* and the related Acts of the Commonwealth;

Invoice means the written evidence of a Debt and includes the original, duplicates, and any copies;

Invoice Date means the date which appears on that invoice which also appears on the Debt Schedule as the date of the Invoice for the Debt;

Invoice Value in respect to any Debt means the gross amount charged to the Customer and shown on the face of the Invoice for the Debt and includes GST and any Taxes payable by the Customer;

Lien means any lien, encumbrance, equitable right or interest, mortgage, charge, pledge, assignment, security interest, retention of title, trust right, right of tracing, preferential right, set off or other right or interest whatsoever and any caveat notice under section 218 of the *Income Tax Assessment Act 1936 (Cth)* notice under section 38 of the *Sales Tax Assessment Act (No 1) 1930 (Cth)* equity interest garnishee order writ of execution right of set-off and any agreement to create any of them or allow any of them to exist;

Margin Percentage means the percentage specified in **Item I** of the Particulars;

Minimum Annual Fee means the sum set out in **Item J** of the Particulars;

Minimum Term means the term set out in **Item C** of the Particulars;

Net Invoice Value in respect to any Debt means the Invoice Value for that Debt less any Claim in respect to that Debt;

Notice Period means the period set out in **Item D** of the Particulars;

Offer means the offer by the Client to Assign Debts under **clause 2.1** of this Agreement;

Old Debt means a Debt that is not paid in full within the Recourse Period;

Open Item Aged Trial Balance means a statement prepared in the form prescribed, or otherwise required from time to time, by ScotPac which accurately records all debts and other amounts for which the Client has issued an Invoice but is yet to be paid notwithstanding that the payment of the Invoice may or may not be due and owing;

Particulars means the Particulars in the schedule of Particulars to this Agreement;

Permitted Security Interest means:

(a) a Security Interest, transfer or dealing which ScotPac has approved in writing; a Security Interest in favour of ScotPac; a charge or lien arising in favour of a government department or agency by operation of statute (other than the PPSA) or a lien arising in the ordinary course of business in favour of a mechanic or similar person, unless there is a default in payment of money secured by that charge or lien;

(b) a Security Interest in favour of a supplier so long as it is a Perfected Purchase Money Security Interest in inventory and accounts (as defined in the PPSA) and other proceeds of the inventory and it has been disclosed to ScotPac. To the extent it is in the account or other proceeds it must be:

   (i) subordinated to ScotPac's Security Interest to ScotPac's satisfaction;

   (ii) an Encumbered Debt for which ScotPac has not yet accepted the Client's Offer in accordance with clause 2.3 (c); or

   (iii) in the new value mentioned in section 64(1) of the PPSA

Personal Information means, with respect to a Debt, Contract of Sale or Customer, all personal information (as defined in the *Privacy Act 1988* (Cth)) which the Client holds or may hold in the future;

Potential Termination Event means anything which, with the passing of time or giving of notice, could become a Termination Event;

PPSA means *Personal Properties Securities Act 2009* (Cth) and its regulations and any amendment made at any time to any other laws as a consequence of that act. The following words have the respective meanings given to them in the PPSA: ADI Account, Chattel Paper, Commingled, Control, Document of Title, Inventory, Intermediated Security, Investment Instrument, Negotiable Instrument, Perfect, PPS Lease, Registration and Registration Time;

Proceeds includes proceeds for the purposes of the PPSA but is not limited to them;

Purchase Money Security Interest has the meaning given to it in the PPSA.

Purchase Price means the price paid by ScotPac to the Client for the purchase of a Debt or Debts pursuant to this Agreement;

Purchase Price Percentage means the percentage set out in **Item E** of the Particulars;

Recourse Period means in respect to an Approved Portion or an Old Debt, the period commencing on the last day of the month of the Invoice Date for that Portion or Debt and ending the number of days specified in **Item K** of the Particulars after that date;

Refactoring Fee for a month means the percentage set out in **Item G** of the sum of Old Debts as at the last day of that month;

Refactoring Fee Percentage means the percentage set out in **Item G** of the Particulars;

Reference Rate means for a month, the Bank Bill Rate on the first Business Day of that month plus 5%.

Related Corporation means a related Body Corporate as defined in the Corporations Act and in the case of the Client, includes where applicable a Related Entity as defined by the Corporations Act;

Sale Ledger Control Account means the account kept by ScotPac pursuant to **clause 9.3**;

ScotPac means **SCOTTISH PACIFIC (BFS) PTY LIMITED ACN 101 657 041** and includes its successors, transferees and assigns and each and every one of them and their respective successors transferees and assigns jointly and severally;

Security Agreement has the meaning given to it in the PPSA;

Security Deed means the Deed of that name between ScotPac and the Client, dated on or about the date of this Agreement;

Security Interest has the meaning given to it in the PPSA;

Service Fee means a fee for services provided by ScotPac to the Client calculated by multiplying the percentage specified in **Item H** of the Particulars against the total value for each Assigned Debt;

Take On Percentage means the percentage set out in **Item L** of the Particulars Schedule;

Take On Fee means the Take On Percentage of the sum of the Invoice Values of the Debts specified in the First Debt Schedule;

Taxes means present and future taxes including sales tax, GST, levies, imposts, deductions, charges, fees rates, duties or withholding taxes (together with interest penalties and expenses in connection with them) levied or imposed by any Government Authority excluding income taxes;

Termination means termination of this Agreement;

Termination Event means any of those events specified in **clause 17**; and

Title means in respect to a Debt all of the Client's beneficial right and title to that Debt free from any Lien and includes where the requirements for legal assignment have been met, all legal right and title, free from any Lien.

Verification Statement has the meaning given to it in the PPSA:

1.2 Interpretation

Unless there is something inconsistent with the context or circumstances:

(a) words defined in any Collateral Security have the same meaning under this Agreement and in the case of inconsistency, the definition or meaning given by this Agreement applies;

(b) the singular includes the plural and vice versa;

(c) one gender includes the other gender or a corporation;

(d) each covenant, agreement, right, privilege or obligation undertaken or conferred by more than one person is entered into by those persons jointly and severally;

(e) each word, phrase, sentence, paragraph and clause of this Agreement is severable notwithstanding the manner in which they may be linked together or grouped grammatically and if any word, phrase, sentence, paragraph or clause is found to be void, voidable, defective, or unenforceable for any reason whatsoever the remaining phrases, words, sentences, paragraphs or clauses will continue to be of full force and effect;

(f) reference to a paragraph, clause or schedule is a reference to a paragraph, clause or schedule to this Agreement;

(g) reference to any statute, regulation, proclamation, ordinance, legislation, by-law or other law includes equivalent instruments in other jurisdictions of Australia, and includes all instruments replacing, varying, or consolidating them;

(h) reference to a person includes an individual, corporation, association, partnership, joint venture, trust and government body whether or not incorporated;

(i) reference to a person includes the legal personal representatives, successors and assigns of that person;

(j) the obligations imposed and the benefits conferred under this Agreement on the parties will be binding and continue for the benefit of the respective parties and each of their respective successors in title, legal personal representatives and permitted assigns;

(k) headings, bold typing and italics are inserted for convenience of reference only and do not define limit or affect the meaning or interpretation of this Agreement;

(l) where a day on or by which anything is to be done is not a Business Day, that thing must be done and completed on or by the next succeeding Business Day;

(m) the interpretation of any covenant clause or word mentioned in this Agreement is not restricted by reference to any other covenant clause or word or by its juxtaposition and in the event of any ambiguity all of the covenants clauses and words will be construed to widen and not restrict the powers rights and remedies of ScotPac;

(n) reference to "$", "A$", "Australian Dollars", or "dollars" is a reference to the lawful currency for the time being and from time to time of Australia;

(o) reference in this Agreement to a month shall be a reference to a calendar month; and

(p) a reference to a document includes:

   (i) any agreement in writing, or any certificate, notice, instrument, or other document of any kind, and

   (ii) any permitted amendment or supplement to, a replacement or novation of that document.

(q) a term that is included in the Special Conditions in Item Q of the Particulars that is inconsistent with any other term of this Agreement, prevails over that term to the extent of the inconsistency.

2. OFFER AND ACCEPTANCE

2.1 Offer to Sell Debts

(a) The Client hereby irrevocably offers to Assign:

(i) every Debt both present and future to ScotPac for its respective Purchase Price, free from any Lien (other than a Permitted Security Interest); and

(ii) to the maximum extent permissible at law, all of the Client's rights, title and interest in any Personal Information

(b) The Client's Offer is unconditional, irrevocable and binding in respect to all Debts whenever arising until such time as:

(i) this Agreement is terminated; and

(ii) the Exposure has been fully repaid to ScotPac.

2.2 Debt Schedules

(a) On the Commencement Date the Client must provide to ScotPac a Debt Schedule for Debts outstanding up to and including the Commencement Date and an Open Item Aged Trial Balance and full customer address list and the Debt Schedule must detail the following:

(i) the full legal name of the Customer;

(ii) the Invoice Date;

(iii) the value of the Invoice; and

(iv) the total value of the Invoice batch.

(b) The Client must thereafter provide details of the Debts, as they arise, to ScotPac at least once every week and to the extent, if any required to perfect the Assignment of each Debt, the Client is deemed to repeat its Offer in respect to every Debt as and when each Debt arises.

(c) After the Commencement Date the Client must give to ScotPac no less than on a weekly basis:

(i) a fully completed up to date Debt Schedule which gives the information referred to in sub-paragraph (a) in respect of those debts which have arisen since the last Debt Schedule in the manner prescribed, or as otherwise required from time to time, by ScotPac; and

(ii) a copy of a current Open Item Aged Trial Balance.

(d) After the Commencement Date, the Client must provide to ScotPac, in the form prescribed, or as otherwise required from time to time, by ScotPac no less than on a monthly basis:

(i) a reconciled debtor statement in the format prescribed by ScotPac;

(ii) a month end Open Item Aged Trial Balance;

(iii) a month end profit and loss statement of account and balance sheet;

(iv) a statement of affairs in relation to taxes; and

(v) a month end purchase ledger.

(e) Each Debt must be included in the next Debt Schedule after the Debt arose.

2.3 Acceptance

(a) Subject to the remaining terms of this Agreement,

(b) ScotPac hereby accepts the Client's Offer in respect to all Debts other than any Encumbered Debts and the Client thereby grants to ScotPac a Security Interest in all Debts other than any Encumbered Debts.

(c) ScotPac may accept the Client's Offer in respect to any Encumbered Debts at any time on notice to the Client, including, without limitation, after ScotPac has given notice under section 64(1)(b) of the PPSA to any party holding a Purchase Money Security Interest in respect of any Encumbered Debt and the period of that notice has expired The parties agree that ScotPac's Security Interest in the Encumbered Debts only will arise when ScotPac gives notice of its acceptance to the Client under this clause.

(d) In consideration of the Offer and its Acceptance ScotPac will pay the Client twenty dollars Australian ($20.00) on or after the Commencement Date whether or not ScotPac accepts the Offer in respect of any Encumbered Debts.

(e) Acceptance of the Offer does not oblige ScotPac to pay any Purchase Price or other monies except as provided under this Agreement.

2.4 No Obligation under Contract of Sale

ScotPac has no obligation under or in respect to any Contract of Sale or to a Customer by reason of acceptance of the Offer or otherwise arising from this Agreement.

3. ASSIGNMENT AND TITLE

3.1 Title Passes

(a) Title to each Debt is deemed to pass to ScotPac free of any Lien (other than a Permitted Security Interest) as the Debt arises even if the Client's right to obtain payment of the Purchase Price has ceased as provided under this Agreement.

(b) Nothing in this clause will limit ScotPac's rights in respect to future Debts under or by virtue of this Agreement.

(c) The parties acknowledge and agree that all current and future Debts of the Client whether Approved or Disapproved will be assigned to ScotPac on the terms and conditions of this Agreement.

3.2 Debts Not Vested

If for any reason Title to a Debt does not absolutely vest in ScotPac then:

(a) the Client must hold that Debt on trust for and as fiduciary for ScotPac;

(b) ScotPac may at any time give notice to any Customer or to any other person of the existence of such trust and direct payment to ScotPac; and

(c) the Client must take all steps and do all such acts and things as are necessary to ensure payment is made to ScotPac.

3.3 Perfection of Title

The Client must do any and all things required by ScotPac in order to perfect or protect ScotPac's Title to the Assigned Debts promptly when required by ScotPac.

3.4 Assignment Notices

ScotPac may, in its sole discretion, notify the Client's Customers of the Assignment of the Debt (or any part thereof) if its security or ability to recover any amounts owing by the Client to ScotPac is at risk or if there is a Termination Event or Potential Termination Event and the Client must promptly provide the following documents to ScotPac if requested to do so:

(a) notice of assignment on the Client's letter heading if requested; and

(b) a letter in a form determined by ScotPac whereby the Client authorises ScotPac to complete and send to Customers notices of assignment either on the Client's or ScotPac's letterhead which is in a form determined by ScotPac.

3.5 Monies on Trust

(a) The Client must hold all money received in respect to any Debt except money paid to it by ScotPac, as fiduciary for and on trust for ScotPac and must account to ScotPac for such monies in its original form on the day of receipt by the Client.

(b) Any such monies received by the Client must not be deposited to any account other than the Collection ADI Account nor otherwise comingled with any other monies.

(c) This clause does not give the Client authority to collect payment of any Debts and the Client must not do so other than as directed by ScotPac.

3.6 Client's Obligations

The Client must:

(a) pay all GST and other Taxes in respect to Contracts for Sale promptly when payable;

(b) comply with the GST Legislation including to issue tax invoices;

(c) do all things necessary to ensure that Debts are paid to ScotPac;

(d) not do anything which would prevent Debts being paid to ScotPac; and

(e) not rescind cancel or vary any Contract for Sale without ScotPac's prior consent in writing.

(f) deposit to the Collection ADI Account any Proceeds of Debts;

(g) not grant or allow to arise any third party rights over or against the whole or any part of the funds held in the Collection ADI Account;

(h) not allow any person, other than ScotPac to Perfect a Security Interest in the Collection ADI Account by Control;

(i) if a Debt or any part of it includes Chattel Paper, the Client will:

(i) if the Chattel Paper is evidenced by a written instrument, if requested by ScotPac, deposit with ScotPac the written instrument for the Chattel Paper; or

(ii) if not deposited with ScotPac:

A. ensure that the Chattel Paper includes a prominent and permanent notice of the Assignment constituted by this Agreement;

B. keep the Chattel Paper in good condition to the extent that failure to do so will be a Termination Event;

C. protect the Chattel Paper from theft, loss or damage;

D. promptly rectify defects in the condition of the Chattel Paper

(iii) if the Chattel Paper is evidenced by an electronic record, ensure that:

A. a single authoritative copy of the records exists which is unique, identifiable and unalterable;

B. the authoritative copy identifies ScotPac as the assignee of the record;

C. the authoritative copy is communicated to ScotPac and maintained by ScotPac or its agent;

D. copies or revisions of the record that change the assignee of the authoritative copy can be made only with ScotPac's consent;

E. each copy of the authoritative copy (or any copy of such copy) is readily identifiable as a copy that is not the authoritative copy; and

F. any revision of the authoritative copy is readily identifiable as an authorised or unauthorised copy

(iv) maintain insurance over the Chattel Paper in respect of any risk reasonably requested by ScotPac.

4. TERM

This Agreement commences on the Commencement Date and subject to **clause 17** will continue for no less than the Minimum Term until terminated pursuant to this Agreement.

5. CLASSIFICATION OF ASSIGNED DEBTS

5.1 Initial Classification

ScotPac will, in its absolute discretion, after receiving the Debt Schedule and in accordance with clauses 5.2 and 5.3 of this Agreement, , apportion the debts referred to in the Debt Schedule submitted by the Client to ScotPac pursuant to **clause 2.2(a)** between an Approved Portion and a Disapproved Portion.

5.2 Due Diligence and Client Acknowledgment

ScotPac may in its absolute discretion, undertake such enquiries and investigations with respect to verifying or determining any of matters referred to in clauses 5.3 (a) to (i), prior to determining the Approved and Disapproved Portion and the Client must promptly co-operate and provide all information or assistance as required by ScotPac. The Client acknowledges that:

(a) whether ScotPac funds any particular Invoice or Portion depends on whether ScotPac classifies that Debt as forming part of an Approved Portion or Disapproved Portion; and

(b) there is no obligation upon ScotPac to fund any particular Invoice or Portion.

5.3 Deemed Disapproval

ScotPac may exercise its discretion to classify one or more Debts as a Disapproved Debt in any of the following circumstances:

(a) the Debt is owed by a Customer not at arm's length from the Client or is owed by a related entity as defined by section 9 of the Corporations Act;

(b) the Debt is subject to a Claim;

(c) the Customer who owes the Debt resides or carries on business predominantly outside Australia;

(d) the Debt, if included in the Approved Portion would increase the percentage of the Approved Portion in respect of a particular Customer to beyond the Concentration Limit Percentage of the total of all outstanding Assigned Debts the Invoices for which are not older than the end of the month of the Invoice Date plus ninety (90) days. In this case ScotPac may decide that all Debts owed by that Customer or group of Customers should be Disapproved;

(e) theDebt has been included in the Approved Portion andhas not been paid to ScotPac in full within the Recourse Period;

(f) any Excluded Debt;

(g) ScotPac has concerns in relation to the Debt or the Customer. For example, ScotPac has not been able to verify the Debt or the creditworthiness of the Customers to its satisfaction; the Debt is overdue; required supporting documents (for example signed timesheets) have not been provided; ScotPac considers that a warranty in clause 11 could not be truthfully made or truthfully repeated; the Invoice was duplicated, is posted-dated or was part paid or legal action has been commenced;

(h) if there is a Termination Event or Potential Termination Event; or

(i) if a third party has a Purchase Money Security Interest in a Debt and that party takes any step to enforce the Security Interest which it has in new value by virtue of section 64(3) of the PPSA. In this case ScotPac may decide that all Debts owed by all Customer should be Disapproved

5.4 Reclassification

ScotPac can, in its absolute discretion, reclassify a Debt which forms part of the Approved Portion as a Debt which should be part of the Disapproved Portion in the circumstances referred to in clause 5.3 or a Debt which forms part of a Disapproved Portion as an Approved Portion on any one or more occasions before the Portion is paid in full including inter alia by reducing or increasing the percentage of the Approved Portion.

5.5 Notice to Client

ScotPac will notify the Client if it reclassifies a Debt pursuant to **clause 5.4** by advising the Client in writing or making such reclassification on the Client's Accounts maintained by ScotPac to which the Client has electronic access. The obligation shall be upon the Client to monitor such Accounts so as to receive any notice of such reclassification.

6. FUNDS AVAILABLE

6.1 Funds Available to Clients

ScotPac may in accordance with the terms of this Agreement, pay to the Client, from time to time, the Available Funds which are determined by multiplying the total Debts by Purchase

Price Percentage and again by the Approved Portion and subtracting the amount of the Exposure.

6.2 Non Cleared Customer Payments

Despite any other clause:

(a) ScotPac has no obligation to pay any part of a Customer payment to the Client until ScotPac has been paid in cleared funds and ScotPac is satisfied that no other person is entitled to make a claim in respect of such payment or any other monies paid in respect to the Debt for which the payment relates; and

(b) If despite paragraph (a), ScotPac in its discretion pays any sum to the Client in respect to a payment for a Debt which is subsequently dishonoured or obliged to be refunded to any person then the Client must immediately repay to ScotPac the sum paid to it by ScotPac in relation to that Debt.

6.3 Payment Cessation

(a) Despite any other clause, ScotPac has no obligation to pay any sum to the Client if a Termination Event occurs or if the Client is otherwise in default of the terms of this Agreement.

(b) Should the Available Funds calculated in accordance with **clause 6.1** be a negative amount the Client shall immediately pay to ScotPac the difference between the Exposure on one hand and the Purchase Price Percentage multiplied by the Approved Portion and again multiplied by the Total Debts on the other hand.

7. DRAWDOWN REQUESTS

7.1 Client Request

The Client must request a Drawdown before ScotPac need make any payment under this Agreement.

7.2 No Obligation to Allow Drawdown

Despite any other clause, ScotPac has no obligation to pay the Client any sum:

(a) unless the conditions of this Agreement for payment are satisfied and/or ScotPac has conducted due diligence necessary to verify any of the warranties given in clause 11 or to determine or verify whether a Termination Event or Potential Termination Event has occurred; and/or

(b) the sum requested by the Client, if paid by ScotPac, would result in the Exposure exceeding the Funding Limit.

8. FEES, AND OTHER CHARGES

8.1 Establishment Charges

The Client must pay the Service Fee calculated on all Debts included in the First Debt Schedule plus the Take On Fee on the Commencement Date.

8.2 Daily Charges

The Client must pay ScotPac:

(a) the Service Fee; and

(b) any Disbursements,

calculated and payable daily during the Term.

8.3 Monthly Charges

For each month during the Term the Client must pay ScotPac:

(a) the Discount Charge;

(b) the Refactoring Fee; and

(c) the shortfall (if any) between:

(i) the sum of the aggregate of all Service Fees payable by the Client under this Agreement for that month; and

(ii) the Minimum Annual Fee divided by 12.

8.4 Early Termination Fee

If this Agreement is terminated before expiry of the Minimum Term, the Client must pay to ScotPac as a genuine pre-estimate of the loss which such termination will cause ScotPac in the circumstance, the Minimum Annual Fee less the sum of the aggregate of all Service Fees paid by the Client to ScotPac prior to the date of termination. If compensation is paid under clause 8.5, the Minimum Annual Fee will not be payable under this clause 8.4.

8.5 Compensatory Administration Charge

ScotPac will incur substantial overhead costs, including employment, rental, equipment and finance facility costs to carry out its obligations. The Client agrees that if the Agreement ends following a Termination Event, ScotPac will be entitled to the Compensatory Administration Charge, If that amount is less than 10% of the Net Invoice Value of Assigned Debts collected after a Termination Event has occurred, ScotPac will also be entitled to the difference. The Client agrees that the amounts payable under this clause are a genuine pre-estimate of the loss ScotPac suffer.

9. ACCOUNTS

9.1 Current Account

ScotPac will maintain a Current Account for the Client:

(a) debiting all amounts paid by ScotPac under this Agreement;

(b) debiting all Fees and Disbursements payable by the Client;

(c) debiting amounts ScotPac reasonably estimates it is committed to pay or repay as a consequence of entering into this Agreement which estimate ScotPac will promptly adjust once it has determined the actual amount;

(d) debiting any other sums which the Client is liable to pay to ScotPac under this Agreement or any Collateral Security;

(e) crediting any amounts paid for or on behalf of a Customer to ScotPac; and

(f) crediting any amounts paid for or on behalf of the Client to ScotPac.

9.2 Availability Account

ScotPac will maintain an Availability Account for the Client detailing the Purchase Price Percentage multiplied by the outstanding Approved Portion Total, less the Exposure, calculated daily.

9.3 Sales Ledger Control Account

ScotPac will maintain a Sales Ledger Control Account for the Client detailing:

(a) Debt Schedules;

(b) payments by Customers;

(c) credit notes claimed by Customers;

(d) payments dishonoured;

(e) discounts and other Claims against the Total Value of Debts;

(f) all other entries which ScotPac determines affect the balance of the Sales Ledger Account; and

(g) the sum of outstanding Approved and Disapproved Debts.

9.4 Client Statement

ScotPac will provide a monthly Statement to the Client detailing the daily movements in the Current Account, Availability Account and Sales Ledger Control Account.

9.5 Accuracy of Accounts and Reports

The Accounts, reports and information referred to in the above subsections of **clause 9** will be deemed to be correct and binding on the Client in the absence of manifest error.

9.6 Discount Charge Statement

ScotPac will provide to the Client a Discount Charges Statement monthly detailing calculation of the monthly Discount Charge.

9.7 ScotPac can provide any of the Accounts or Statements referred to herein to its Client by giving to the Client electronic access to such information.

10. **SET OFF AND OTHER RIGHTS OF SCOTPAC**

10.1 ScotPac Set Off

Any amounts payable by the Client to ScotPac (whether under this Agreement any Collateral Security or otherwise and whether payable presently prospectively or contingently) may be set off against monies payable by ScotPac to the Client.

10.2 Estimate

ScotPac may in its absolute discretion estimate an amount payable where the actual amount cannot be immediately determined. ScotPac will promptly adjust this estimate once it has determined the actual amount.

11. UNDERTAKINGS AND WARRANTY BY CLIENT

11.1 Debt Warranties

The Client warrants to ScotPac with respect to each Assigned Debt that:

(a) the obligation to pay the Debt is a valid, existing and legally binding obligation on the relevant Customer named in the Invoice provided in the Client's Offer of the Debt to ScotPac and the Debt will not be reduced from the amount set out in that Invoice without the consent of ScotPac;

(b) the Client has not granted a Security Interest, including without limitation, a Purchase Money Security Interest but excluding Permitted Security Interest in respect of any Debt to any third party;

(c) the Debt arises out of a completed Contract of Sale and is payable in Australian Dollars;

(d) the payment terms for the relevant Debt do not exceed thirty (30) days from the end of the month of the Invoice Date for the Debt is dated;

(e) the goods and/or services the subject of the Contract for Sale under which the Debt arose have been delivered, the Customer has accepted any goods or services under the Contract for Sale and will pay the Debt without any Claim;

(f) the Client has an absolute right to Assign Title to the Debt and the Debt is not subject to any Lien (but excluding a Permitted Security Interest) which affects, or may affect, the ability of ScotPac to receive an absolute Assignment of and payment of the Debt in full;

(g) the Customer named in the Invoice provided with the Client's Offer of the Debt under **clause 2** is a legal entity, has an established place of business in Australia and is at arm's length from and is not a Related Corporation to the Client;

(h) the Client had and conveyed to the Customer full and valid legal and beneficial title to any goods that are the subject of the Contract for Sale in respect to the Debt;

(i) there is no condition in the Contract of Sale or otherwise which may bar the Assignment of the Debt to ScotPac;

(j) the Client has all licenses, consents and permits that it requires to lawfully enter into and perform the Contract of Sale giving rise to the Debt;

(k) the Debt is not subject to:

(i) any condition that may allow the Customer to return or exchange goods;

(ii) any consignment condition; or

(iii) any condition requiring payment on delivery;

(l) the Debt does not comprise a progress claim;

(m) the Client has done all necessary things to allow it to enter into and be bound by this Agreement;

(n) the Client will not do anything, or fail to do anything, that will reduce the face value of the Debt;

(o) the amount due and payable in respect of the Debt is the Invoice Value of the Invoice provided to ScotPac by the Client in its Offer of the Debt to ScotPac;

(p) the Client has not received payment of any Debt Offered to ScotPac under this Agreement at the time the Client gives the applicable Debt Schedule to ScotPac;

(q) the Assigned Debt is not an Excluded Debt;

(r) no Debt Schedule provided to ScotPac includes any Excluded Debt; and

(s) if the Customer is an individual he or she did not acquire the goods or services which were subject of the Contract of Sale wholly or predominantly for personal, domestic or household use or consumption Irrespective of whether the Customer is or is not an individual, the Contract of Sale is not a small business contract (as defined in the Australian Securities and Investments Commission Act 2001 or the Australian Consumer Law) a term of which could be unfair (as defined in either of those statutes).

11.2 Client Undertakings

The Client undertakes to ScotPac:

(a) not to grant any extension of time for payment of a Debt after it has been Offered to ScotPac;

(b) to ensure that there is no breach of an obligation owed or owing to any Customer under any Contract of Sale and to pay all shipping and carriage charges in accordance with each Contract of Sale;

(c) to ensure that it does not have any other obligation to a Customer other than under a Contract of Sale;

(d) not to issue any Credit Notes to any Customer without the express consent of ScotPac;

(e) as Trustee of ScotPac to hold and keep separate from the Client's other money any remittance (including those payable to the Client) in payment of or on account of or in any way relating to an Assigned Debt whether Disapproved or not and immediately deliver to ScotPac the remittance in its original form;

(f) to indemnify ScotPac fully against all costs and expenses incurred by or any claim made against ScotPac in the exercise of this Agreement or the pursuit of a payment due by a Customer of an Assigned Debt;

(g) to ensure that all signatories and statements contained or appearing in every order, Debt Schedule or any other document supplied to ScotPac is true, correct and genuine;

(h) to comply with any reasonable request by ScotPac;

(i) to ensure that each Invoice clearly shows and makes adjustment for any deposit that has been made;

(j) it will allow any duly Authorised Officer or agent of ScotPac to attend and enter any premises of the Client at all reasonable times to inspect, verify, check and copy all books, accounts, computer or other records, orders or original correspondence, and such other records in the Client's possession as ScotPac may require and additionally to undertake an internal audit based on the criteria defined by ScotPac, on a minimum of a quarterly basis or any other frequency as determined by ScotPac and the Client will ensure all books, accounts, computer or other records, orders or original correspondence, and such other records in the Client's possession are available to an

Authorised Officer or agent of ScotPac at the time of the this audit and furthermore the Client shall ensure that facilities are made available for such Authorised Officer or Agent of ScotPac to copy part or all of such records, or failing such allow the removal of such records by ScotPac so copies can be made;

(k) whenever ScotPac asks, to give ScotPac statements, certified or audited as ScotPac nominates, showing the full and true financial position of the Client and its business, for such periods as ScotPac may specify;

(l) to permit ScotPac at any time to enter any premises of the Client to inspect the records of the Client and take possession of any documents evidencing a Debt;

(m) whenever ScotPac requests to execute all such documents as may be necessary to perfect and evidence the Assignment of any Debt;

(n) to make proper accounting entries and maintain financial and accounting records in respect to its business and affairs in accordance with appropriate Australian Accounting standards;

(o) to provide to ScotPac as soon as possible, and no later than one hundred and twenty (120) days after the end of its financial year, duly executed true and accurate accounts comprising Balance Sheet and Profit and Loss for the preceding financial year;

(p) to provide to ScotPac an Aged Creditor Listing, within seven (7) days of request; and

(q) to disclose to ScotPac all matters which it is relevant for ScotPac to know in respect to any Debt or any Customer on or before making an Offer in respect to a Debt.

(r) not to grant any Security Interest, including, without limitation any Purchase Money Security Interest (but excluding a Permitted Security Interest) in respect of any Debts;

(s) to immediately notify ScotPac if any party asserts or claims that it has a Security Interest, including any Purchase Money Security(but excluding a Permitted Security Interest) Interest in respect of any Debts;

(t) not to allow a third party to obtain a Security Interest or register a Financing Statement in respect of any Debt (but excluding a Permitted Security Interest). If a third party obtains a Security Interest (but excluding a Permitted Security Interest) or registers a Financing Statement in respect of a Debt, the Client agrees that without limiting any other rights ScotPac may exercise under this Agreement, the Client will, at its own cost and expense, take such steps as directed by ScotPac to ensure the Third Party removes its Financing Statement or at ScotPac's sole election, to procure an agreement acceptable to ScotPac regarding the priority between this Agreement and the third party's Security Interest.

11.3 Further Warranties

The Client further warrants and undertakes to ScotPac that as at the Commencement Date and during the Term that:

(a) it is not in breach of any other Financial Obligation;

(b) no Termination Event has occurred;

(c) all information, documents and statements provided to ScotPac by the Client are and will remain true and correct;

(d) the Client is solvent and will remain solvent during the Term and until all monies owed to ScotPac under this Agreement are repaid in full;

(e) the Client does not have any winding up notices outstanding and does not propose to appoint a Controller;

(f) the Client's financial and accounting records have been prepared in accordance the relevant Australian Accounting standards and disclose the true financial position of the Client and Debts; and

(g) the Client is not a Related Corporation of any Customer other than those Customers disclosed in the Particulars.

11.4 Dealing with Debts

The Client must not grant or allow to arise any Lien (other than a Permitted Security Interest) in respect to any Debt, except to ScotPac under this agreement to any person.

12. **RECOURSE**

12.1 Repayment of Approved Portion not paid within Recourse Period

Despite any other clause the Client must repay to ScotPac the Purchase Price of an Approved Portion less any money received by ScotPac in respect to that Portion without need for any demand by ScotPac if the Portion is not fully paid to ScotPac within the Recourse Period.

12.2 Notice of Recourse

Without limiting **clause 12.1** ScotPac can serve a notice in accordance with **clause 5.5** on the Client on receipt of which notice the Client must immediately repay ScotPac the Purchase Price for each Recoursed Debt.

12.3 Preferential Customer Payment

The Client must repay ScotPac any sum received by ScotPac in respect to any Assigned Debt which ScotPac is subsequently obliged to repay to any person whether during or after the Term.

13. **CREDIT BALANCES**

The Client irrevocably authorises ScotPac to make payment to a Customer of any credit balance on the Customer's account in ScotPac's records however arising.

14. **NOTIFICATION TO CUSTOMERS, COLLECTION OF DEBTS, DISPUTES, AND PPSA**

14.1 Notification to Customers

ScotPac can, in its sole discretion, if its security or ability to recover any amounts owing by the Client to ScotPac is at risk or if there is a Termination Event or Potential Termination Event:

(a) advise each Customer who is or may become indebted to the Client that Debts have been assigned to ScotPac;

(b) tell the Customer in such way and at such intervals as ScotPac decides; and

(c) require the Client to give such notifications to Customers at such intervals, upon such documents and in such a way that ScotPac may stipulate.

14.2 Client to Act as Agent to Procure Collection of Debts

(a) Subject to **clause 14.7**, ScotPac hereby appoints the Client as its agent solely for the purpose of:

(i) collecting the payment of all Debts vested in ScotPac;

(ii) enforcing all rights and remedies relating to such Debts as are vested in ScotPac after first obtaining ScotPac's written consent to do so; and

(iii) administering the accounts of Customers in relation to each Debt.

(b) The Client agrees to act as such agent at its own expense and undertakes to act promptly and efficiently in carrying out such agency and the Client will not hold itself out as agent of ScotPac for any other purpose and the Client will not appoint any other person as agent for the collection of Debts without the prior approval of ScotPac or otherwise delegate or contract out any of its obligations pursuant to this clause.

(c) The Client further agrees with ScotPac as follows:

(i) that the Client will hold all remittances received in respect of the Debts absolutely on trust for ScotPac (and ScotPac may give notice of such trust to whomsoever, and whenever, it wishes);

(ii) when the Client receives any remittance in respect of the Debts, it will:

A. immediately hand over to ScotPac the identical remittance or pay such remittance into ScotPac's bank account;

B. not deal with, nor negotiate such remittance nor pay it into any account other than the nominated ScotPac account;

C. give to ScotPac any communication or advice received with the remittance; and

D. at ScotPac's request, endorse over such remittance to ScotPac or as it may direct;

(iii) that the Client will pay all bank, and other charges, payable in respect of the trust account, or otherwise due to the to the bank, and these shall be borne exclusively by the Client;

(iv) that the Client will maintain such accounts and records in respect of the Debts as ScotPac shall from time to time stipulate and, in default of such stipulation, such accounts and records shall be are adequate in all respects to reflect the relationship between the parties and each and every account in respect of the Debts (including, without limitation, a sales ledger) shall be marked, or annotated, conspicuously to show that the Debts have been assigned to ScotPac; and

(v) that the Client will indemnify ScotPac from and against all damages, losses, costs, charges and expenses whatsoever and howsoever arising suffered or sustained by ScotPac by virtue of any breach by the Client of this **clause 14.2** or by virtue of ScotPac allowing the Client to act as its agent as mentioned in this **clause 14.2**.

(d) During the agency mentioned in this **clause 14.2** without prejudice to any other similar rights vested in it pursuant to the Agreement or otherwise, ScotPac, or any party nominated by it, may communicate in its own, or the Client's name with Customers for the purposes of verification of the existence or the amount of Debts and the Client will provide ScotPac with every assistance that ScotPac or such other party shall require.

(e) No payment of Available Funds shall be made unless and until ScotPac is satisfied, in its discretion, that any Customer's pre-existing standing order, or direct debit, is redirected to the ScotPac account.

(f) The Client's obligations pursuant to this **clause 14.2** shall be in addition to (and not in substitution for) the Client's commitments pursuant to the Agreement but insofar as there is any conflict between this **clause 14.2** and the rest of the Agreement then this **clause 14.2** shall prevail (but subject to the overriding provisions of either **clause 14.7** or **clause 18** below).

14.3 Proceedings

(a) ScotPac can at the cost of the Client commence, conduct, defend or compromise in the name of ScotPac, or the Client, on such terms as ScotPac sees fit, any legal proceedings by or against ScotPac or the Client in relation to an Assigned Debt.

(b) The Client is bound by anything done by ScotPac in the exercise of its rights under this Agreement.

14.4 Client's Assistance

The Client must on request, provide every assistance and cooperate fully with ScotPac in the collection or enforcement procedures referred to in **clauses 14.2** or **14.3** and must indemnify ScotPac on a solicitor client basis for any legal costs and expenses incurred by ScotPac pursuant to such section.

14.5 Client's Dealing with Disputes

The Client must immediately tell ScotPac in writing of any dispute with a Customer and the Client must take all proper steps immediately to resolve any dispute and keep ScotPac fully informed of all steps taken.

14.6 ScotPac may Resolve Disputes

At all times (whether before or after proceedings) ScotPac has the right, at the expense of the Client, to resolve any dispute with a Customer on such terms as ScotPac may in its absolute discretion consider appropriate and the Client will be bound by such resolution.

14.7 Notification, Collection of Debts and Disputes – in the Event of Disclosure

Without limiting clause 14.1, if ScotPac's security or ability to recover any amounts owing by the Client to ScotPac is at risk or if there is a Termination Event or Potential Termination Event::

(a) ScotPac may advise each Customer who is or may become indebted to the Client that Debts have been Assigned to ScotPac and ScotPac can tell the Customer in such a way and at intervals as ScotPac may decide and ScotPac may also require the Client to give such advice at such intervals, upon such documents and in such a way as ScotPac may stipulate;

(b) ScotPac shall have the sole and executive right of collecting and enforcing payment of any Debt (including Debts subject to Recourse hereunder) and obtaining the benefit of any Related Rights vested in ScotPac and this can be done in such way as ScotPac may decide including, without limitation by ScotPac engaging its wholly owned subsidiary, Integral Collections Pty Ltd (ACN 143 757 117) to collect and enforce payment of Assigned Debts and ScotPac may start, conduct, defend or compromise in the name of either ScotPac or the Client, on such terms as ScotPac may think fit, any legal proceedings by or against ScotPac, or the Client in relation to a Debt and/or its Related Rights and the Client shall be bound by anything done by ScotPac in the exercise of its rights under the Agreement even if the Purchase Price of a Debt is thereby reduced;

(c) the Client shall, upon request, provide every assistance to and co-operate fully with ScotPac, in the collection or enforcement referred to in **clause 14.7(b)** and the Client

when required by ScotPac, shall exercise any rights as seller to recover Goods in accordance with its Contracts of Sale or to enforce any related rights;

(d) the Client shall immediately tell ScotPac, in writing of any dispute that shall arise with a customer and the Client shall take all proper steps immediately to resolve any dispute and shall keep ScotPac fully informed of all steps taken;

(e) the Client shall immediately repay to ScotPac the Prepayment in respect of a Debt which becomes disputed or is the subject of any legal proceedings;

(f) at all times (whether before or after proceedings) ScotPac shall have the right, at the expense of the Client, to resolve a dispute with a Customer on such terms as ScotPac may in its absolute discretion consider appropriate and the Client shall be bound by such resolution; and

(g) ScotPac can, in its absolute discretion, revoke the right of the Client to act as an agent of ScotPac to procure the collection of debts if the deem their security to be under threat.

14.8 Enforcement under PPSA

For the purposes of s115 of the PPSA, the Client agrees that the Debts will not be used predominantly for personal, domestic or household purposes and the Client and ScotPac agree that to the extent that Chapter 4 of the PPSA applies to this Agreement, the parties agree to exclude the following sections of PPSA:

(a) 95 – Notice of Removal of Accession (to the extent that it requires ScotPac to give notice to the Client);

(b) 96 – When a Grantor may retain an Accession;

(c) 121(4) – Enforcement of Liquid Assets – Notice to Grantor;

(d) S123(2) – Secured Party may seize Collateral – ScotPac and the Client agree that ScotPac may seize intangible property without the requirement to give Notice to the Client;

(e) S125 – Obligation to dispose of or retain Collateral

(f) S130 – Notice of Disposal (to the extent that it requires ScotPac to give notice to the Client)

(g) S132(3)(d) – Contents of Statement of Account after disposal

(h) S132(4) – Statement of Account if no disposal

(i) S135 – Notice of Retention (to the extent that it requires ScotPac to give notice to the Client);

(j) S142 – Redemption of Collateral;

(k) S143 – Entitled persons may reinstate Security Agreement

14.9 Confidential Information

For the purposes of s275 of the PPSA and subject to **clause 14.10**, ScotPac and the Client agree that neither of them will disclose the following information to any third party without the other party's prior written consent:

(a) a copy of this Agreement;

(b) any document which sets out the amount or the obligation that is secured by the Secured Interest created by this Agreement and the terms of payment or performance of any obligation; and

(c) any information regarding the Debts.

14.10 Permitted Disclosure

The restrictions on disclosure referred to in **clause 14.9** of this Agreement do not apply to a disclosure to any of:

(a) ScotPac or the Client's other professional advisors,

(b) a Receiver appointed by ScotPac under this Agreement or any Collateral Security;

(c) any third party to whom ScotPac intends to assign its rights under this Agreement, or

(d) any third party to whom ScotPac outsources some or all of its reporting obligations under this Agreement but in this case, ScotPac will only be permitted to disclose information regarding the Debts.

14.11 Waiver of Verification Statement and Notices

For the purposes of:

(a) s157(3)(b) of the PPSA, the Client waives the right to receive a Verification Statement; and

(b) the PPSA generally, the Client waives the right to receive notices.

15. **COMMUNICATION WITH AUDITORS, ACCOUNTANTS AND BANKERS**

15.1 Authority to Disclose

The Client irrevocably authorises ScotPac to provide the auditors, bankers and accountants of the Client with such information as they may ask from time to time in relation to the Client's dealing with ScotPac.

15.2 Client Consent

The Client warrants that it has irrevocably authorised its auditors, accountants and banker to provide ScotPac with such information that ScotPac may require from time to time and the Client irrevocably authorises ScotPac to request and receive such information and upon request by ScotPac the Client will provide ScotPac with proof that such authority has been given.

16. ASSIGNMENT OF AGREEMENT

16.1 ScotPac can Assign

ScotPac can assign its rights under this Agreement, and:

(a) the Client irrevocably consents to ScotPac so assigning its rights; and

(b) the Client must execute such documents as ScotPac may reasonably require to effect any such assignment.

16.2 Client cannot Assign Agreement

The Client cannot assign, charge, sub-contract, delegate or otherwise deal with this Agreement or any of its rights benefits, and/or obligations under this Agreement without the prior written consent of ScotPac.

17. TERMINATION EVENTS

ScotPac can terminate this Agreement by written notice to the Client at any time after the happening of any of the following events:

(a) if the Client fails to pay ScotPac any amount payable on any due date under this Agreement;

(b) if the Client breaches any term, warranty or undertaking under this Agreement or any other agreement between the parties or any agreement between the Client and any Related Corporation of ScotPac;

(c) if the Client fails for a period of forty-five (45) days to deliver to ScotPac a Debt Schedule;

(d) if an Event of Default occurs under a Collateral Security;

(e) if a Receiver and Manager is appointed to the Client or any of its assets or undertaking;

(f) if the insolvency of the Client or any petition to wind up the Company is filed in any Court or the calling of a meeting to consider the liquidation of the Client;

(g) if any Controller is appointed to the Client;

(h) if a Liquidator or Provisional Liquidator is appointed to the Client;

(i) if any person who has given ScotPac a Collateral Security becomes insolvent or seeks to terminate the Collateral Security;

(j) if there is any change, either direct or indirect, in the ownership or control of the Client from the ownership or control of the Client which existed at the Commencement Date;

(k) if there is any adverse change in the Client's business, prospects, financial condition or operating performance;

(l) if the Client is trading at a loss and as a result the rights of ScotPac may be materially affected;

(m) if the Client is a partnership and a partner is declared bankrupt;

(n) the Client ceases or threatens to cease carrying on its business;

(o) the client provides security to any other party over the Debts, or attempts to assign the Debts to another party;

(p) this Agreement or the Security Deed becomes voidable or unenforceable, in whole or in part;

(q) if the Client banks any remittance that relates to an Assigned Debt;

(r) If there is any breach by any person or any representation, covenant or undertaking in consideration of which ScotPac entered this Agreement;

(s) if any representation made to ScotPac by or on behalf of the Client at any time (whether before or after the Commencement Date) proves to be untrue in any material respect; or

(t) a third party registers a Financing Statement or claims a Security Interest, including any Purchase Money Security Interest over the Debts.

TERMINATION OF AGENCY AGREEMENT

(t) ScotPac may immediately terminate all or any part of the Agency Agreement referred to in **clause 14.2** at any time in its absolute discretion and upon termination of such agency:

(i) without prejudice to all other rights, ScotPac shall immediately be entitled to implement **clause 14.7** and all other provisions of the Agreement without notice to the Client;

(ii) all reasonable costs and expenses, legal or otherwise, properly incurred or payable by ScotPac thereafter in maintaining the Customer accounts or in exercising its rights under **clause 14.7** in respect of the Debts and of enforcing any rights or entitlements arising under or in connection with the Debts shall be payable by the Client forthwith upon demand being made; and

(iii) the Client must immediately cease to hold itself out as an agent of ScotPac.

18. **TERMINATION**

18.1 Termination after Minimum Term

(a) After the Minimum Term has expired either party can terminate this Agreement by giving notice in writing to the other of no less than the Notice Period.

(b) Any notice given under this clause must:

(i) if given by ScotPac, be signed by an Authorised Officer; and

(ii) if given by the Client must be signed by all persons comprising the Client and where the Client is a company by a Director of that company.

18.2 Termination on Default

If a Termination Event occurs:

(a) ScotPac can terminate this Agreement immediately without any prior notice, regardless of whether or not the Minimum Term has expired;

(b) all Approved Portions will automatically and without need for any notice by ScotPac be reclassified as Disapproved; and

(c) the Client must immediately repay ScotPac the Exposure.

18.3 Repayment of Exposure

Subject to any provision requiring earlier payment the Client must repay the Exposure to ScotPac on termination of this Agreement.

18.4 Survival of Obligations

Termination:

(a) will not terminate the Client's Offer nor ScotPac's Acceptance of the Offer to Assign Debts nor affect Assignment of Debts arising after Termination to ScotPac i.e. there will be a continuing obligation upon the Client to assign all future Debts until the Exposure is paid out in full;

(b) terminates ScotPac's obligation to pay the Purchase Price or any other sum to the Client in respect to any Assigned Debts and ScotPac will have no further obligation to pay such moneys;

(c) does not terminate or affect ScotPac's right to Title to the Assigned Debts nor affects the Client's obligations under this Agreement in respect to Debts and Assigned Debts until the Exposure in paid out in full;

(d) does not terminate the Client's obligation to pay Fees and Disbursements under this Agreement which will continue to accrue and be payable until the Exposure is paid out in full, and

(e) does not terminate or affect the Client's obligations under the general indemnity granted in favour of ScotPac under **clause 25** of this Agreement.

18.5 Reassignment when Exposure Repaid

When the Exposure has been repaid to ScotPac in full as certified by ScotPac:

(a) the Client's Offer will be terminated; and

(b) the Client will repurchase from ScotPac and ScotPac will reassign Title to the outstanding Assigned Debts to the Client, at the cost of the Client in the manner determined by ScotPac.

19. **PRESERVATION OF SCOTPAC'S RIGHTS AND VARIATION**

19.1 No Waiver

ScotPac's rights under this Agreement are not affected by the grant of time or indulgence to the Client or to any Customer or to any other person nor by any waiver of or failure or delay in exercising any rights or options arising under this Agreement.

19.2 ScotPac's Reliance

ScotPac can rely upon any act or document signed or communication sent by any person purporting to be an act signature or communication sent by or on behalf of the Client.

19.3 Procedural Cooperation

The Client must carry out all procedural steps stipulated by ScotPac from time to time for the efficient working of this Agreement.

19.4 Variation

Subject to **clause 19.6**:

(a) ScotPac can vary any of the terms and conditions of this Agreement by no less than twenty (20) Business Days days prior notice in writing to the Client ("**Variation Notice**"); and

(b) if the Client gives notice in writing to ScotPac within seven (7) days of service by ScotPac of a Variation Notice, that the Client rejects the variation specified in the Variation Notice ("**Rejection Notice**") then such variation will not be effective and the Client will be deemed to have issued a notice of termination under **clause 18.1**, as if the Notice Period commenced on the date of service of the Rejection Notice on ScotPac.

19.5 Deemed Acceptance of Variation

If the Client does not serve a Rejection Notice within the said period of seven (7) days then the Client will be deemed to have accepted the variation specified in the Variation Notice and this Agreement will be deemed to be amended as set out in the Variation Notice from the expiry of the said period of no less than twenty (20) Business Days..

19.6 Further Variation and Variation of Purchase Percentage and Fees

(a) Despite **clauses 19.4** and **19.5** which do not apply to any variation under this clause, ScotPac can,:

(i) if it considers that a variation to the Agreement is necessary to rectify errors, omissions or ambiguities; to reflect changes to ScotPac's systems capabilities and routines ; to comply with legal, fiscal or regulatory requirements; or to address any corporate reorganisation within the group of companies of which ScotPac is part, vary the Agreement to deal with those matters;

(ii) vary the Reference Rate, the Margin Percentage, the Service Fee or the Purchase Price Percentage if it considers this necessary to achieve its expected rate of return.

(b) If ScotPac varies the Agreement under either clause 19.6(a)(i) or 19.6 (a)(ii), it may do either notice in writing to the Client or providing particulars of such variation on the Accounts maintained by ScotPac to which the Client has electronic access such variation to be effective on the date stated in such notice. .

20. **APPLICATION OF RECEIPTS**

If a payment is received by ScotPac from a Customer who owes one or more Approved Debts and/or one or more Disapproved Debts. ScotPac can it its absolute discretion, apply the payment to such of the Debts as it determines.

21. **TRUSTEE PROVISIONS**

21.1 Client as Trustee

If the Client is a Trustee of a trust irrespective of whether that trust has been disclosed to ScotPac, the provisions of **clause 21** of this Agreement apply and the reference to Trustee is a reference to the Client in its capacity as Trustee and nothing in this clause relieves the Client from any obligation or liability in its own capacity.

21.2 Acknowledgment

The Client will cause any successor as Trustee or any person who becomes a trustee jointly with the Trustee to execute all documents required by ScotPac to ensure that this Agreement and the Collateral Securities are binding on such successor.

21.3 Trustee's Right of Indemnity

The Client and/or the Trustee must exercise all rights of indemnity in relation to the assets of the Trust for the purpose of performing all its obligations under this Agreement and the Collateral Securities provided by it as Trustee.

21.4 Warranties by Trustee

The Client as Trustee (the "**Trustee**") warrants that:

(a) the Trustee is the sole trustee of the Trust and no action has been taken to remove or replace it as Trustee;

(b) full particulars of the terms of the Trust have been disclosed to ScotPac prior to the execution of this Agreement and the Collateral Securities;

(c) the Trustee has a right to be fully indemnified out of the assets of the Trust and no action has been taken which might prejudice or limit that right of indemnity;

(d) the copy of the Trust Deed delivered to ScotPac before the Trustee executed this Agreement is a true and complete copy of the Trust Deed which is in force at the date of this Agreement establishing the Trust and has not and will not be amended at any time during the Term without the prior consent of ScotPac;

(e) the Trustee has power under the Trust Deed to execute and perform all the Trustee's obligations under this Agreement and the Collateral Securities and all necessary action has been taken to authorise the execution and performance of this Agreement and the Collateral Securities under the Trust Deed;

(f) this Agreement and the Collateral Securities are executed as part of the due and proper administration of the Trust and is or will be for the benefit of the beneficiaries of the Trust;

(g) the Trustee is not in default under the Trust Deed;

(h) no vesting date for the Trust Fund has been determined;

(i) the Trustee has complied with all fiduciary obligations directly or indirectly imposed on the Trustee under the Trust Deed; and

(j) each warranty in this clause is deemed to be repeated each time prior to ScotPac purchasing a Debt from the Client and to remain true and correct during the term of this Agreement.

21.5 Trustee may Distribute Trust Income

(a) The Trustee may distribute the income of the Trust Fund in accordance with the Trust Deed until ScotPac by written notice directs the Trustee not to make such distributions.

(b) The Trustee must not distribute any of the capital of the Trust Fund to any of the beneficiaries of the Trust without the prior written consent of ScotPac.

21.6 Negative Obligations Concerning Trust

Except with the prior written consent of ScotPac:

(a) the Trustee will ensure that the Trust Deed is not varied;

(b) the Trustee will not retire as Trustee of the Trust;

(c) the Trustee will not be removed as Trustee of the Trust nor will any additional, substitute or new trustee or trustees be appointed as trustee or trustees of the Trust;

(d) the Trustee will not default in the duties as Trustee of the Trust;

(e) any power to appoint any new beneficiaries or class of beneficiaries of the Trust will not be exercised; and

(f) the Trustee will ensure that the Trust is not terminated.

22. **NOTICES**

22.1 ScotPac's Notice

Any notice given by ScotPac under this Agreement can (unless otherwise indicated) be delivered, posted or faxed to the Client at its address stated in this Agreement or to its registered office or any other place at which it carries on a business or to such address as may be advised to ScotPac or handed personally to a Director or Company Secretary in the case of a company, or in the case of a partnership, to any Partner. Additionally, ScotPac can give electronic notice to the Client by specifying particulars of the notice on the Accounts and Statements to which the Client has been given electronic access.

22.2 When Notice Effective

Any such notice will be deemed to be served:

(a) if delivered, at time of delivery;

(b) if sent by post, on the second business day following posting;

(c) if sent by facsimile, at the time of transmission;

(d) if handed personally, at the time of such handing; and

(e) if electronically, at the time particulars of the notice are first specified on the Accounts and Statements by ScotPac.

23. **GOODS AND SERVICES TAX**

(a) If a supply under or in connection with this Agreement is a taxable supply then the Client must reimburse and indemnify ScotPac for all GST on demand.

(b) ScotPac will provide to the Client any tax invoice required to be provided by ScotPac under the GST Act.

24. **COST AND EXPENSES**

(a) The Client must reimburse ScotPac on demand for and indemnify ScotPac from:

(i) all costs, fees, charges, expenses (including legal fees on a full indemnity solicitor client basis) and other amounts incurred or paid by ScotPac in connection with this Agreement including as arise in relation to any default by the Client or a Termination Event or the exercise or purported or attempted exercise of any of ScotPac's rights or powers or for the preservation of or in any manner in reference to this Agreement, and/or a Collateral Security; and

(ii) all stamp duty, loan duty or other duties and Taxes and any fines and penalties arising directly or indirectly in respect to or in connection with this Agreement including in respect to the Assignment or Offer to assign Debts, or from the giving of security for the obligations of the Client under or in relation to this Agreement.

(b) Anything which the Client is required to do or ScotPac is required or permitted to do under this Agreement will be done at the Client's expense.

25. GENERAL INDEMNITY

(a) The Client must indemnify ScotPac from any loss, expense, cost, damage, loss of profit or contingent or actual liability, including, legal costs on a full indemnity basis which ScotPac may incur which arises either directly or indirectly from:

(i) any default in payment of any amount due under this Agreement;

(ii) any claim, made or threatened by a Customer (irrespective of whether that claim is successful or not) for a refund of money paid by that Customer to ScotPac;

(iii) any claim, made or threatened (irrespective of whether that claim is successful or not) that moneys ScotPac has received under or in connection with this Agreement are recoverable from ScotPac as a preference, uncommercial transaction or any similar claim;

(iv) the occurrence of any Termination Event; and

(v) otherwise as a consequence of ScotPac's entry into this Agreement.

(b) Each indemnity in this Agreement will:

(i) be a continuing obligation;

(ii) constitute a separate and independent obligation of the Client from its other obligations under this Agreement or the Collateral Securities; and

(iii) survive termination of this Agreement and the Collateral Securities.

26. GOVERNING LAW AND JURISDICTION

(a) This Agreement is governed by the law of New South Wales.

(b) The parties submit to the nonexclusive jurisdictions of the Courts of New South Wales in which this Agreement is governed and the Federal Court of Australia.

(c) Without limiting this clause the parties waive all rights to object to an action being brought in any of the courts referred to in this clause or to claim that the action has been brought in an inconvenient forum or to claim that any of those courts do not have jurisdiction.

(d) Without preventing any other mode of service any document in an action (including without limitation any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of Notices under this Agreement.

27. CERTIFICATE

A certificate or notice from or signed by an Authorised Officer of ScotPac stating:

(a) that a specified sum of money is owing or payable (or both) under this Agreement; or

(b) that the Client or a party providing security on behalf of the Client has not complied with it, his, her or their obligation under the Agreement and/or security; or

(c) something relevant to the rights or obligations of ScotPac under the Agreement,

is admissible in proceedings and is conclusive evidence of the matters stated except if there is a manifest error.

28. **POWER OF ATTORNEY**

(a) The Client irrevocably appoints ScotPac, each Authorised Officer of ScotPac from time to time jointly and severally its attorney ("**Attorney**").

(b) After any Termination Event has occurred, the Attorney and each of them has the power to do everything that the Client may lawfully authorise an agent to do under this Agreement including, without limitation:

(i) any of the powers granted to ScotPac under this Agreement;

(ii) perform and observe the obligations of the Client under this Agreement;

(iii) do everything which in the Attorney's reasonable opinion is necessary or expedient to enable the exercise of any right of ScotPac in relation to this Agreement;

(iv) do anything in relation to Debts that it thinks fit to prevent or delay the occurrence of any act, matter or thing which may reduce the value to ScotPac of any Debt; and

(v) appoint substitutes and otherwise delegate its rights including this right of delegation.

(c) .

(d) Any Attorney may exercise its rights notwithstanding that the exercise of the right constitutes a conflict of interest or duty.

(e) The Client must ratify all acts of any Attorney under this Agreement.

(f) The provisions of this clause and powers granted to the Attorney are made to secure the performance of the obligations of the Client to ScotPac under this Agreement, to protect the interests of ScotPac under this Agreement and to ensure payment of monies payable to ScotPac under this Agreement.

29. **MISCELLANEOUS**

29.1 Severability

If any term agreement or condition of this Agreement or its application is or becomes illegal invalid or unenforceable in any jurisdiction it will be severed and the remaining terms agreements and conditions will not be affected without affecting the validity or enforceability of such provision in any other jurisdiction.

29.2 No Set off

(a) All payments by the Client must be made in cleared funds and in full without set-off or counter-claim and free and clear of and without deduction or withholding for or on account of any Taxes, restrictions or conditions of any nature.

(b) If the Company is required by law to make any deductions from repayment, it must pay an additional amount to ScotPac so that ScotPac actually receives for its own use and benefit the full amount payable as if no deduction or withholding had been made.

29.3 Payments and Time of the Essence

(a) All payments must be made to the office of ScotPac specified in this Agreement or such other place within New South Wales as ScotPac notifies the Client in writing, or

any branch of any Australian bank from time to time notified in writing by ScotPac to the Client.

(b) If the Client makes a payment to ScotPac through a bank notified by ScotPac, the bank will be deemed to be the agent of the Client to transmit the payment to ScotPac at Sydney.

(c) In any event, all payments in transit are at the Client's own risk until actually received by ScotPac.

(d) All money payable under this Agreement must be paid to ScotPac on a Business Day and in sufficient time to allow ScotPac to credit the funds on that date.

(e) Unless otherwise agreed by ScotPac, the Company must pay money to ScotPac no later than 2.15 pm on the date for payment or where the date for payment is not a Business Day by 2.15 pm on the next Business Day and where the Company makes payment after the requisite time it is deemed to have made payment on the next Business Day following the day of payment.

(f) Payments will be credited to the Client only when actually received by ScotPac in accordance with the preceding clauses.

29.4 Collateral Securities

Neither this Agreement nor any other matter or thing will merge with extinguish postpone or prejudice any Collateral Security held by ScotPac and no such Collateral Security will affect this Agreement.

29.5 Inconsistency

In the event of inconsistency between the terms and conditions of this Agreement and any terms and conditions of any letter of loan offer or Collateral Security the terms and conditions contained in this Agreement will prevail.

29.6 Time of the Essence

Time is of the essence for the performance of the Client's obligations under this Agreement.

29.7 Liability of Client not Affected

This Agreement and the liability of the Client will not be terminated or affected by any change in the legal capacity rights or obligations or liability of any person.

29.8 No Representations to Client

The Client acknowledges and warrants to ScotPac that the Client does not execute this Agreement as a result of or by any reason of any promise representation statement of information of any kind whatsoever given or offered by or on behalf of ScotPac.

29.9 Waiver

No failure on the part of ScotPac to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege hereunder will operate as a waiver, nor will any single or partial exercise of any right or power or the exercise of any other power or right, and no waiver of any right, power or privilege hereunder will be effective unless in writing.

29.10 Rights not Exclusive

The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

29.11 Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all previous communications whether oral or written between the parties or their representatives with respect to that subject matter.

29.12 Counterparts

This Agreement may be signed in any number of counterparts with the same effect as if the separate signatures or executions were on the same instrument.

PARTICULARS

A **Client Name, ACN and Address**

SOLAR JUICE PTY LTD (ACN 139 534 026) of Unit 1, 10-12 Forsyth Close, Wetherill Park NSW 2164

B **Commencement Date**

C **Minimum Term**

Waived

D **Notice Period**

3 Months

E **Purchase Price Percentage**

80%

F **Concentration Limit Percentage**

15%

G **Refactoring Fee Percentage**

Waived

H **Service Fee Percentage**

0.13%

I **Margin Percentage**

1.1% per annum above the Reference Rate

J **Minimum Annual Fee**

$180,000.00

K **Number of Days for Recourse Period**

90 days

L **Take On Fee Percentage**

Waived

M **Assignment Notice**

"This invoice has been assigned to Scottish Pacific (BFS) Pty Ltd. All payments must be made payable and sent to Scottish Pacific (BFS) Pty Ltd, Locked Bag 2706 Strawberry Hills, NSW 2012"

N **Collateral Securities**

Security Deed in all present and after acquired property of **SOLAR JUICE PTY LTD (ACN 139 534 026)** in favour of **SCOTTISH PACIFIC (BFS) PTY LTD (ACN 101 657 041)** dated on or about the date of this deed.

Deed of Guarantee and Indemnity by **RAMI FEDDA , ANDREW BURGESS, JUICY FRUITS (NSW) PTY LTD (ACN 153 123 703), FABRAL INVESTMENTS PTY LTD (ACN 153 123 696), JUICY FRUITS (NO 2) PTY LTD (ACN 153 803 939) IN ITS OWN RIGHT AND AS TRUSTEE FOR THE BURGESS ABSOLUTELY ENTITLED TRUST, SJ TRADING (NO 2) PTY LTD (ACN 153 803 948) IN ITS OWN RIGHT AND AS TRUSTEE FOR THE FEDDA ABSOLUTELY ENTITLED TRUST, FABRAL HOLDINGS PTY LTD (ACN 166 130 801), JUICY FRUITS COMMERCIAL PTY LTD (ACN 154 288 356), JUICY PROPERTIES PTY LTD (ACN 154 115 554), SJ (NO 2) PTY LTD (ACN 152 813 379) AND SOLAR JUICE PPA PTY LTD (ACN 601 440 715)** in favour of **SCOTTISH PACIFIC (BFS) PTY LTD (ACN 101 657 041)** on behalf of the obligations and liabilities of **SOLAR JUICE PTY LTD (ACN 139 534 026)** dated on or about the date of this deed.

O **Funding Limit**

$8,000,000.00

P **Compensatory Administration Charge**

$180,000.00

Q **Special Conditions**

A. Clause 1.1 – Definition of Permitted Security Interest is replaced with the following:

"**Permitted Security Interest** means:

(a) Security Interest, transfer or dealing which ScotPac has approved in writing; a Security Interest in favour of ScotPac; a charge or lien that arises under legislation (other than the PPSA) or that arises by operation of law in the ordinary course of business in respect of obligations maturing not more than 120 days after the date on which the obligation is original incurred, where the amount secured is not overdue or is being diligently contested in good faith, unless there is a default in payment of money secured by that charge or lien;

(b) a Security Interest in favour of a supplier so long as it is a Perfected Purchase Money Security Interest in inventory and accounts (as defined in the PPSA) and other proceeds of the inventory and it has been disclosed to ScotPac. To the extent it is in the account or other proceeds it must be:

(i) subordinated to ScotPac's Security Interest to ScotPac's satisfaction;

(ii) an Encumbered Debt for which ScotPac has not yet accepted the Client's Offer in accordance with clause 2.3 (c); or

(iii) in the new value mentioned in section 64(1) of the PPSA

(c) Finance Leases that are entered into with third parties at arm's length and on ordinary commercial terms provided that such finance leases do not grant the third party a Security Interest in the Assigned Debts;

(d) Any deemed Security Interest under section 12(3) of the PPSA with the exception of a transfer of account or chattel paper;

(e) A right of set-off included in a commercial contract in the ordinary course of day to day trading that does not secure a Financial Obligation provided that that does not give rise to a right of the Customer to exercise a set-off in respect of any Assigned Debt

B. Clause 4 is amended as follows:

"4 TERM

This Agreement commences on the Commencement Date and subject to **clause 17** will continue until terminated pursuant to this Agreement."

C. Clause 8.4 is deleted

D. A new clause 8.6 is added as follows:

"8.6 Arrangement Fee (Application Fee)

On the Commencement Date, the Client must pay to ScotPac an arrangement fee (application fee) in the sum of $40,000 (being 0.5% of the Funding Limit)."

E. Clause 11.3(c) is amended as follows:

"(c) all information, documents and statements provided to ScotPac by the Client on the Commencement Date are and all information, documents and statements that may be provided to ScotPac by the Client in the future will be true and correct;"

F. Clause 14.3 is amended as follows:

"14.3 Proceedings

(a) If its security or ability to recover any amounts owing by the Client to ScotPac is at risk or if there is a Termination Event or Potential Termination Event, ScotPac can at the cost of the Client commence, conduct, defend or compromise in the name of ScotPac, or the Client, on such terms as ScotPac sees fit, any legal proceedings by or against ScotPac or the Client in relation to an Assigned Debt.

(b) The Client is bound by anything done by ScotPac in the exercise of its rights under this Agreement.

G. Clause 14.5 is amended as follows:

"14.5 Client's Dealing with Disputes

The Client must immediately tell ScotPac in writing of any dispute with a Customer who owes an Assinged Debt and the Client must take all proper steps immediately to resolve any dispute and keep ScotPac fully informed of all steps taken.

H. Clause 14.6 is amended as follows:

"14.6 ScotPac may Resolve Disputes

If its security or ability to recover any amounts owing by the Client to ScotPac is at risk or if there is a Termination Event or Potential Termination Event ScotPac has the right, at the expense of the Client, to resolve any dispute with a Customer on such terms as ScotPac may in its absolute discretion consider appropriate and the Client will be bound by such resolution.

I. Clause 17(a) is amended as follows:

"if the Client fails to pay ScotPac any amount payable on any due date under this Agreement (other than proceeds of Assigned Debts which the Client has received and which it is obliged to refund to ScotPac within 24 hours) within 2 days of being given notice that such amount is outstanding;"

J. Clause 17(b) is amended as follows:

"if the Client breaches any term, warranty or undertaking under this Agreement or any other agreement between the parties or any agreement between the Client and any Related Corporation of ScotPac and such breach is capable of being rectified and is not rectified within 5 days of ScotPac giving the Client notice of the breach."

K. Clause 18.1 is amended as follows:

"18.1 Termination on Notice

(a) Either party can terminate this Agreement by giving notice in writing to the other of no less than the Notice Period."

(b) Any notice given under this clause must:

(i) if given by ScotPac, be signed by an Authorised Officer; and

(ii) if given by the Client must be signed by all persons comprising the Client and where the Client is a company by a Director of that company.

F. Clause 18.2(a) is amended by deleting the word "Minimum Term" from the second line.

G. Clause 24(a)(i) is replaced with the following

"all costs, fees, charges, expenses (including legal fees on a full indemnity solicitor client basis) and other amounts incurred or paid by ScotPac in connection with the negotiation, preparation and execution of this Agreement including as arise in relation to any default by the Client or a Termination Event or the exercise or purported or attempted exercise of any of ScotPac's rights or powers or for the preservation of or in any manner in reference to this Agreement, and/or a Collateral Security"

ECUTED AS AN AGREEMENT

EXECUTED for and on behalf of **SCOTTISH PACIFIC (BFS) PTY LTD (ACN 101 657 041)** by its Attorney, under Power of Attorney dated 30 November 2016, in the presence of:)

....	....
Signature of Witness	Signature of Attorney
~~TAN CHIN PIAW~~ DANNY LUU	~~TAN CHIN PIAW~~ STEVEN DAVIE
Print Name [BLOCK LETTERS]	Print Name [BLOCK LETTERS]

EXECUTED by **SOLAR JUICE PTY LTD (ACN 139 534 026)** in accordance with section 127 of the Corporations Act 2001:

....	....
Signature of Director	Signature of Director
....	....
ANDREW BURGESS	**RAMI FEDDA**